BALLOT FOR OWNERS OF OLD PREFERRED STOCK OF FLAGSTAR COMPANIES, INC.
                             CLASS 8 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
               BEFORE 5:00 P.M., EASTERN TIME, ____________, 1997





















                                          UNITED STATES BANKRUPTCY COURT
                                           FOR THE DISTRICT OF DELAWARE

In re                                )  Case No. 97-
                                     )  Chapter 11
FLAGSTAR COMPANIES, INC.,            )
FLAGSTAR CORPORATION                 )  BALLOT FOR ACCEPTING OR REJECTING
                            Debtors. )  "DEBTORS' JOINT PLAN OF REORGANIZATION"
                                     )  TO BE FILED BY FLAGSTAR COMPANIES, INC.
                                     )  AND FLAGSTAR CORPORATION
_____________________________________)  (CLASS 8)



THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OF PREFERRED STOCK OF FLAGSTAR COMPANIES, INC. (THE "OLD PREFERRED STOCK") OR REGISTERED HOLDERS WHO ARE BENEFICIAL OWNERS. PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY ______________________________ (THE "SOLICITATION AGENT") BY 5:00 P.M., EASTERN
TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE SOLICITATION AGENT BEFORE THE DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar") are soliciting your vote with respect to their joint prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to and described in the accompanying Solicitation and Disclosure Statement dated ____________, 1997, (the "Solicitation Statement"). This Ballot is to be used by beneficial owners, or registered holders who are beneficial owners, of the Old Preferred Stock. The Old Preferred Stock is classified as Class 8 in the Prepackaged Plan. Please review the Solicitation Statement and the appendices thereto carefully before you vote. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

         FCI and Flagstar have not yet commenced their Reorganization Cases. If the Plan receives sufficient acceptances, FCI and Flagstar intend to commence their Reorganization Cases and promptly seek Confirmation of the Plan.

         The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Old Preferred Stock and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

         The record date (the "Record Date") for purposes of determining which holders of Old Preferred Stock are eligible to vote on the Plan is ____________, 1997. Only holders of Old Preferred Stock in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Plan. Holders of Old Preferred Stock who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote on the Plan must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Ballot for your convenience.

         In the event Class 8 does not accept the Plan, then (x) no Holder of any Claim or Interest junior to the Allowed Class 8 Interests shall receive or retain any interest or property under the Plan, and (y) the Holders of Allowed Class 8 Interests shall not receive any interest or property under the Plan.

         Under the terms of the Plan (but subject to the agreements to be made by Holders of Senior Subordinated Debentures described in the following paragraph), (i) in the event that the Holders of Junior Subordinated Debentures do not accept the Plan, then each Holder of Senior Subordinated Debentures will also be entitled to receive its pro rata share of the 4.50% of the New Common Stock that would otherwise have been distributed to Holders of Junior Subordinated Debentures and Old Preferred Stock and its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old Common Stock, and (ii) in the event that the Holders of the Old Preferred Stock do not accept the Plan but the Holders of Junior Subordinated Debentures accept the Plan, then each Holder of Senior Subordinated Debentures will receive its pro rata share of the 1.25% of the New Common Stock that would otherwise have been distributed to the Holders of the Old Preferred Stock and will be entitled to receive its pro rata share of the New Warrants that would otherwise have been distributed to Holders of the Old Common Stock, and (iii) in the event that Holders of the Old Common Stock do not accept the Plan but Holders of Junior Subordinated Debentures and Old preferred Stock accept the Plan, then each Holder of Senior Subordinated Debentures will also receive its pro rata share of the New Warrants.

         Notwithstanding the terms of the Plan, it is contemplated that Holders of Senior Subordinated Debentures will agree to make distributions to the Holders of the Old Preferred Stock and Holders of the Old Common Stock if such Classes vote in favor of the Plan even if such Classes would not be entitled to a distribution under the terms of the Plan because the Plan has not been accepted by one or more senior classes. A vote in favor of the Plan by Holders of Senior Subordinated Debentures will also constitute a consent to the redistribution of the Plan consideration to which such Holders are entitled if either or both of the Classes of Holders of Junior Subordinated Debentures and Holders of Old Preferred Stock do not accept the Plan and either or both of the Classes of Holders of Old Preferred Stock and Holders of Old Common Stock do accept the Plan, such redistribution to be accomplished at the discretion of the Company either through an amendment to the indentures for the Senior Subordinated Debentures or through distributions from the Disbursing Agent. Accordingly, (i) if the Holders of the Junior Subordinated Debentures do not accept the Plan but the Holders of the Old Preferred Stock accept the

Plan, Holders of the Old Preferred Stock will receive New Common Stock representing 1.25% of the New Common Stock of Reorganized Flagstar, and (ii) if the Holders of Junior Subordinated Debentures or the Holders of the Old Preferred Stock do not accept the Plan but Holders of the Old Common Stock accept the Plan, Holders of the Old Common Stock will receive the New Warrants.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN:

ITEM 1.  AGGREGATE AMOUNT OF OLD PREFERRED STOCK.

         This Ballot is cast by or on behalf of the beneficial owner of the aggregate amount of the Old Preferred Stock indicated immediately below.

------------------------------------------------------------------------------------------------------------------------
           CERTIFICATE NUMBER(S) (IF KNOWN) OR
                 CUSTOMER ACCOUNT NUMBERS                                        NUMBER OF SHARES
------------------------------------------------------------------------------------------------------------------------
                                                            $
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


ITEM 2.  CLASS 8 UNDER THE PREPACKAGED PLAN (OLD PREFERRED STOCK) VOTE.

         The beneficial owner of the aggregate principal amount of Old Preferred Stock set forth in Item 1 votes to (please check one):

                                    Accept the Prepackaged Plan  [ ]

                                    Reject the Prepackaged Plan  [ ]

ITEM 3.  CERTIFICATION AS TO OLD PREFERRED STOCK HELD IN ADDITIONAL ACCOUNTS.

         By returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for Old Preferred Stock held in other accounts or other record names, OR (ii) has provided the information specified in the following table for all other Old Preferred Stock for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary):


__________________________________      _______________________________________   _______________________________________
         Other Account number             Name of registered holder or nominee    Number of Shares of Old Preferred Stock

__________________________________      _______________________________________   _______________________________________
         Other Account number             Name of registered holder or nominee    Number of Shares of Old Preferred Stock



ITEM 4. By signing this Ballot, the undersigned certifies that: (a) the beneficial owner has been provided with a copy of the Solicitation Statement and the appendices thereto; (b) the beneficial owner of the face amount of Old Preferred Stock set forth in Item 1 has full power and authority to vote to accept or reject the Plan, (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above and (d) this Ballot has been executed on behalf of a single beneficial owner. The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Solicitation Statement.

ITEM 5. By signing this Beneficial Owner Ballot, the undersigned certifies that it either (a) is the registered or record holder of the Old Preferred Stock to which this Ballot pertains and is sending this Ballot directly to the

Solicitation Agent, or (b) the beneficial owner of the Old Preferred Stock to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned, with respect to the Old Preferred Stock to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Beneficial Owner Ballot, and (y) deliver such Master Ballot to the Solicitation Agent.



                                     Name: ___________________________________
                                            (Print or Type)

                                     __________________________________________
                                     Social Security or Federal Tax I.D. No.

                                     Signature: _______________________________

                                     By: ______________________________________
                                         (If Appropriate)

                                     Title: ___________________________________
                                            (If Appropriate)

                                     Address: _________________________________
                                              Street

                                     __________________________________________
                                     City, State and Zip Code

                                     Telephone Number: (___)___________________

                     INSTRUCTIONS FOR COMPLETING THE BALLOT


                  THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Prepackaged Plan, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Master Ballot.

                   Surrender of Old Preferred Stock for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.

                  To have your vote count, you must complete, sign and return this Ballot so that it is received by the Solicitation Agent not later than 5:00 p.m., Eastern time, on _______________, 1997, unless extended at the sole discretion of the Company. Incomplete Ballots will not be counted.

                  IF YOU ARE THE REGISTERED HOLDER AND NOT THE BENEFICIAL OWNER, PLEASE FORWARD THE BALLOT TOGETHER WITH THE SOLICITATION STATEMENT TO THE BENEFICIAL OWNER.

                  To properly complete the Ballot, you must follow the procedures described below:

                           (a) make sure that the information required by Item 1
                  has been inserted; if you do not know the principal amount of Old Preferred Stock held by you, please contact either the Solicitation Agent, your broker or your nominee;

                           (b) cast one vote to accept or reject the Prepackaged
                  Plan by checking the proper box in Item 2 for the Old Preferred Stock held by you;

                           (c) provide the information required by Item 3 if the
                  beneficial owner has submitted any other Ballots for Old Preferred Stock held in other accounts or other record names;

                           (d) sign and date your Ballot;

                           (e) If you believe that you have received the wrong
                  Ballot, please contact either the Company or your broker or your nominee immediately;

                           (f) if you believe you are completing this Ballot on
                  behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

                           (g) provide your name and mailing address if
                  different from the printed address which appears on the Ballot, or if no preprinted address appears on the Ballot;

                           (h) please use additional sheets of paper if
                  additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

                           (i) return your Ballot using the enclosed return
                  envelope. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

                  YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE SOLICITATION AGENT BY 5:00 P.M., EASTERN TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), OR YOUR VOTE WILL NOT BE COUNTED.

                o IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE.

                o IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE
                      SOLICITATION AGENT BY THE DEADLINE.  PLEASE
                      ALLOW ADDITIONAL TIME.

                o IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT PLEASE CONTACT THE SOLICITATION AGENT OR YOUR BROKER OR NOMINEE.

         (THIS PAGE IS FOR USE AS A PROXY ONLY. IT NEED NOT BE COMPLETED
                             AS PART OF THE BALLOT)


                              PROXY WITH RESPECT TO
                         SOLICITATION OF ACCEPTANCES FOR
                                       THE
                            PLAN OF REORGANIZATION OF
                FLAGSTAR COMPANIES, INC. AND FLAGSTAR CORPORATION
                         FROM THE HOLDERS OF OUTSTANDING

                               OLD PREFERRED STOCK


                  The undersigned hereby irrevocably appoints ________________
______________________________________________________________________________
as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan (as defined below) with respect to the Old Preferred Stock of Flagstar Companies, Inc. (the "Old Preferred Stock"), pursuant to the Solicitation Statement dated ____________, 1997, in which Flagstar is soliciting acceptances from record holders of the Old Preferred Stock as of the close of business on _______, 1997 (the "Record Date") for its plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE DEADLINE (____________, 1997 UNLESS EXTENDED BY THE COMPANY).


Name(s): ___________________________   Signature(s): __________________________
____________________________________                 __________________________


                                       By: ____________________________________

                                       Title: _________________________________

                                       Dated: _________________________________


                                       Signatures Guaranteed By:

                                       ________________________________________
                                                 (Name of Institution)

                                       ________________________________________
                                                   Authorized Signature

                                       ________________________________________
                                                       Title

Number of Shares of:  _________________________________________________________


         This proxy must be executed by the record holder(s) at the close of business on the Record Date in exactly the same manner as the name(s) appear(s) on the Old Preferred Stock to which this proxy relates. If the Old Preferred Stock to which this proxy relates are held of record by two or more joint holders on the Record Date, all such holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Old Preferred Stock owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.

         Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Old Preferred Stock held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.